Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2A Amendment 1, of our report dated March 15, 2000 relating to the financial statements of American Access Technologies, Inc. appearing in such Prospectus. We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/Rachlin Cohen & Holtz LLP
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RACHLIN COHEN & HOLTZ  LLP
Fort Lauderdale, Florida
June 29, 2000